[LETTERHEAD OF KATTEN MUCHIN & ZAVIS]

                                  May 26, 1999

Board of Managers
JNLNY Variable Fund I LLC
225 W. Wacker Drive, Suite 1200
Chicago, IL  60600

         Re:      Opinion of Counsel - JNLNY Variable Fund I LLC

Dear Gentlemen:

         You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form N-1A (the "Registration Statement") with respect to the offering (the "Offering") of interests (the "Interests") by JNLNY Variable Fund I LLC (the "Fund").

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfers agent for, the Fund. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Certificate of Formation of the Fund, (c) the Operating Agreement of the Fund, and (d) resolutions adopted by the Board of Mangers of the Fund in connection with the Offering.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the Offering as contemplated by the Registration Statement have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

         We have made such other examinations of the law and have examined such other records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.


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Board of Managers
May 26, 1999
Page 2

         Based upon and subject to the foregoing, we are of the following opinions:

         1. The Fund is a valid and existing limited liability company under the laws of the State of Delaware, and

         2. The Interests, when issued and sold in accordance with the Prospectus and Statement of Additional Information contained in the Registration Statement and in compliance with applicable law, will be valid, legally-issued, fully-paid and non-assessable interests of the Fund.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                 Sincerely,

                                                 /s/ Katten Muchin & Zavis
                                                 Katten Muchin & Zavis